CSFB05-2G7BBG

CREDIT SUISSE FIRST BOSTON

Settle

02/28/2005

First Payment

03/25/2005

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	NAS	View CF	View CF	View CF	View CF	View CF	View CF	View CF	View CF
Price		100-10.00	100-10.00	100-10.00	100-10.00	100-10.00	100-10.00	100-10.00	100-10.00
	Yield	4.973	4.970	4.966	4.960	4.945	4.928	4.880	4.831
	Spread	78	80	85	90	100	107	121	128
	WAL	10.31	9.73	9.13	8.41	7.04	5.93	4.07	3.08
	Mod Durn	7.80	7.46	7.10	6.64	5.73	4.96	3.58	2.79
Principal Window		Mar10 - Sep19	Mar10 - Sep19	Mar10 - Sep19	Mar10 - Sep19	Sep09 - Sep19	Jan09 - Sep19	Dec07 - Aug13	Jun07 - Jan10
	AS	View CF	View CF	View CF	View CF	View CF	View CF	View CF	View CF
Price		101-05.00	101-05.00	101-05.00	101-05.00	101-05.00	101-05.00	101-05.00	101-05.00
	Yield	4.700	4.569	4.504	4.445	4.339	4.241	4.020	3.823
	Spread	92	97	96	96	92	87	81	70
	WAL	4.99	3.44	2.97	2.65	2.22	1.94	1.50	1.25
	Mod Durn	4.13	3.02	2.66	2.40	2.04	1.79	1.41	1.19
Principal Window		Mar05 - Sep19	Mar05 - Sep19	Mar05 - Feb12	Mar05 - Jan11	Mar05 - Sep09	Mar05 - Jan09	Mar05 - Dec07	Mar05 - Jun07
	Prepay	100 PSA	200 PSA	250 PSA	300 PSA	400 PSA	500 PSA	750 PSA	1000 PSA

This information is being provided in response to your specific request for information. The information has been prepared and furnished to you solely by CREDIT SUISSE FIRST BOSTON LLC (CSFB) and not the Issuer of the Securities or any of its affiliates. The preliminary description of the underlying assets has not been independently verified by CSFB. CSFB is not acting as agent for the Issuer or its affiliates in connection with the proposed transaction. All information contained herein is preliminary, limited in nature and subject to completion or amendment. CSFB makes no representation that the above referenced security will actually perform as described in any scenario. The above analysis alone is not intended to be a prospectus and any investment decision with respect to the security should be made by you based solely upon the information contained in the final prospectus. Under no circumstances shall the information presented constitute an offer to sell or solicitation of an offer to buy nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such jurisdiction. The securities may not be sold nor may an offer to buy be accepted prior to the delivery of a final prospectus relating to the securities.